UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 20, 2022
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Rockley Photonics Holdings Limited
(Exact name of registrant as specified in its charter)
 ____________________________

Cayman Islands	001-40735	98-1644526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3rd Floor 1 Ashley Road Altrincham, Cheshire United Kingdom (Address of principal executive offices)		WA14 2DT (Zip Code)
+44 (0) 1865 292017
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Ordinary shares, $0.000004026575398 par value per share	RKLY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one ordinary share at an exercise price of $11.50 per share	RKLY.WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 20, 2022, Rockley Photonics Holdings Limited (the "Company") announced that Richard A. Meier was appointed the Company’s President and Chief Financial Officer effective immediately. In connection with his appointment, Mr. Meier was also designated the Company’s principal financial officer and principal accounting officer.

Mr. Meier, 63, will join the Company from Intersect ENT, Inc., a medical technology company, where he served as Executive Vice President and Chief Financial Officer from November 2019 until its recent acquisition by Medtronic plc. Previously, from 2013 to 2018, Mr. Meier served as President – International & Executive Vice President & Chief Financial Officer at Owens & Minor, Inc., a global healthcare services company. Prior to joining Owens & Minor, Mr., Meier served as Executive Vice President and Chief Financial Officer at Teleflex, Inc., a global medical device company, from 2010 to 2012. From 2007 to 2009, Mr. Meier served as President and Chief Operating Officer of Advanced Medical Optics, Inc., a global ophthalmic medical device company acquired by Abbott Laboratories, and from 2002 to 2007, Mr. Meier served as Vice President and Chief Financial Officer at Advanced Medical Optics, Inc. Mr. Meier also worked for ICN Pharmaceuticals Inc., now Bausch Health, a global pharmaceutical company, from 1998 to 2002, where he served as Executive Vice President and Chief Financial Officer, and as Treasurer. Mr. Meier has also served on the Board of Directors at BioMarin Pharmaceutical Inc. since 2006 and as the Lead Independent Director since 2015. Mr. Meier is also a member of the Supervisory Board of Syntellix AG, a private medical technology company, and he was a Director of Staar Surgical Inc., an ophthalmic medical device company, from 2009 through June 2016, where he also served on the Governance, Compensation and Audit Committees. Mr. Meier holds a B.A. in economics from Princeton University.

There are no family relationships between Mr. Meier and any director or executive officer of the Company nor are there any transactions between Mr. Meier or any member of his family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Mr. Meier has entered into a contract of employment with the Company, pursuant to which he will receive a base salary of $500,000 with a target bonus opportunity equal to 80% of his annual base salary, including a $400,000 bonus opportunity for 2022. Mr. Meier will also receive an initial equity grant of restricted stock units with respect to 1,891,521 ordinary shares and stock options to purchase 1,891,521 ordinary shares at a price equal to the fair market value of such shares on the grant date, with both initial equity grants vesting over four years, with 25% of each award vesting on the first anniversary of that award’s date of grant and the remaining portion vesting in quarterly installments over the remaining three years, subject to Mr. Meier’s continued service. In addition, in the event Mr. Meier’s employment is terminated by the Company without cause or by Mr. Meier for good reason, subject to his execution of a release, Mr. Meier will be eligible to receive (i) a lump sum equal to his annual salary and target bonus, plus any earned but unpaid annual bonus for the prior completed calendar year, and (ii) 12 months of Company paid COBRA premiums. If such a termination occurs on or within 12 months following a change in control of the Company, subject to Mr. Meier’s executing a release, Mr. Meier’s initial equity grants will vest in full. In connection with his appointment as President and Chief Financial Officer, the Company expects to enter into its form of indemnification agreement with Mr. Meier.

In connection with the appointment of Mr. Meier as President and Chief Financial Officer, Chad Becker will step down from his role as Interim Chief Financial Officer and will return to his role as Vice President of Financial Planning and Analysis.

Item 7.01. Regulation FD Disclosure.

On October 20, 2022, the Company issued a press release entitled “Rockley Photonics Appoints Healthcare Industry Veteran Richard “Randy” A. Meier Chief Financial Officer” a copy of which is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Rockley Photonics and Richard A. Meier dated October 20, 2022
99.1	Press release dated October 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockley Photonics Holdings Limited

Date:	October 20, 2022	By:	/s/ Tom Adams
		Name:	Tom Adams
		Title:	General Counsel